EXHIBIT 10.6
US COLLATERAL AGREEMENT
Dated as of
August 20, 2007
made by
EXTERRAN HOLDINGS, INC.,
EXTERRAN, INC.,
EXTERRAN ENERGY SOLUTIONS, L.P.,
EI LEASING LLC
and
UCI MLP LP LLC,
in favor of
Wachovia Bank, National Association,
as US Administrative Agent

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ANNEXES:
I	Form of Supplement
SCHEDULES:
1	Notice Addresses of Grantors

2	Filings and Other Actions Required to Perfect Security Interests

3	Location of Jurisdiction of Organization and Chief Executive Office

4	Location of Records

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     This US COLLATERAL AGREEMENT, dated as of August 20, 2007 is made by EXTERRAN HOLDINGS, INC., a Delaware corporation (the “US Borrower”), EXTERRAN, INC., a Texas corporation, EXTERRAN ENERGY SOLUTIONS, L.P., a Delaware limited partnership, EI LEASING LLC, a Delaware limited liability company, UCI MLP LP LLC, a Delaware limited liability company and each of the Subsidiaries that become a party hereto from time to time after the date hereof (collectively, the “Grantors”), in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, together with its successors in such capacity, the “US Administrative Agent”), for the banks and other financial institutions (the “Lenders”) from time to time parties to the Senior Secured Credit Agreement dated August 20, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the US Borrower, Exterran Canada, Limited Partnership, a Nova Scotia limited partnership (the “Canadian Borrower”, and together with the US Borrower, the “Borrowers”); the Lenders, the Administrative Agents and the other Agents party thereto.
R E C I T A L S
     A. The Borrowers have requested that the Lenders provide certain loans to and extensions of credit on behalf of the Borrowers.
     B. The Lenders have agreed to make such loans and extensions of credit subject to the terms and conditions of the Credit Agreement.
     C. It is a condition precedent and a continuing covenant to the obligation of the Lenders to make their loans and extensions of credit to the Borrowers under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the US Administrative Agent for the ratable benefit of the Secured Creditors.
     D. NOW, THEREFORE, in consideration of the premises herein and to induce the US Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders and Secured Creditors to make their respective extensions of credit to the Borrowers thereunder and in connection therewith, the parties hereto agree as follows
ARTICLE I
Definitions
     Section 1.01 Terms Defined Above. As used in this Agreement, the terms defined above shall have the meanings respectively assigned to them.
     Section 1.02 Certain Definitions.
          (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement, and all terms which are defined in the UCC are used herein as so defined.
          (b) As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

     “Account Debtor” means any Person (other than any Grantor) obligated on an Account, Chattel Paper, or General Intangible.
     “Agreement” means this US Collateral Agreement, as the same may from time to time be amended, supplemented or otherwise modified.
     “Borrower Obligations” means the collective reference to the payment and performance when due of all indebtedness, liabilities, obligations and undertakings of the Borrowers and all Restricted Subsidiaries (including, without limitation, all Indebtedness) of every kind or description arising out of or outstanding under, advanced or issued pursuant, or evidenced by, the Secured Documents, including, without limitation, the unpaid principal of and interest on the Aggregate Credit Exposure and all other obligations and liabilities of the Borrowers and all Restricted Subsidiaries (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and LC Exposure and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrowers, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Secured Creditors, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, arising out of or outstanding under, advanced or issued pursuant, or evidenced by, the Secured Documents, whether on account of principal, interest, premium, reimbursement obligations, payments in respect of an early termination date, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable costs, fees and disbursements that are required to be paid by the Borrowers pursuant to the terms of any Secured Document).
     “Collateral” has the meaning assigned such term in Section 2.01.
     “Grantor Claims” has the meaning assigned to such term in Section 7.01.
     “Obligations” means with respect to any Grantor, the collective reference to (a) the Borrower Obligations and (b) the payment and performance when due of all indebtedness, liabilities, obligations and undertakings of such Grantor of every kind or description, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, arising out of or outstanding under, advanced or issued pursuant, or evidenced by, any Secured Document to which such Grantor is a party, in each case, whether on account of principal, interest, guarantee obligations, reimbursement obligations, payments in respect of an early termination date, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements that are required to be paid pursuant to the terms of any Secured Document).
     “Proceeds” means all “proceeds” as such term is defined in Section 9.102(65) of the UCC.
     “Secured Creditors” means the collective reference to the Administrative Agents, the Issuing Banks, the Lenders and the Lenders and Affiliates of Lenders that are parties to Secured Hedging Agreements and Secured Treasury Management Agreements.
     “Secured Documents” means the collective reference to the Credit Agreement, the other Loan Documents, each Secured Hedging Agreement, each Secured Treasury Management

Agreement and any other document made, delivered or given in connection with any of the foregoing.
     “Secured Hedging Agreement” means any Hedging Agreement between any Borrower or its Restricted Subsidiary and any Lender or any Affiliate of any Lender while such Person (or, in the case of an Affiliate of a Lender, the Person affiliated therewith) is a Lender, including any Hedging Agreement between such Persons in existence prior to the date hereof, but excluding any Hedging Agreement now existing or hereafter arising in connection with the ABS Facility. For the avoidance of doubt, a Hedging Agreement ceases to be a Secured Hedging Agreement if the Person that is the counterparty to such Borrower or its Restricted Subsidiary under a Hedging Agreement ceases to be a Lender under the Credit Agreement (or, in the case of an Affiliate of a Lender, the Person affiliated therewith ceases to be a Lender under the Credit Agreement).
     “Secured Treasury Management Agreement” means any Treasury Management Agreement between any Borrower or its Restricted Subsidiary and any Lender or any Affiliate of any Lender while such Person (or, in the case of an Affiliate of a Lender, the Person affiliated therewith) is a Lender, including any Treasury Management Agreement between such Persons in existence prior to the date hereof, but excluding any Treasury Management Agreement now existing or hereafter arising in connection with the ABS Facility. For the avoidance of doubt, a Treasury Management Agreement ceases to be a Secured Treasury Management Agreement if the Person that is the counterparty to such Borrower or its Restricted Subsidiary under a Treasury Management Agreement ceases to be a Lender under the Credit Agreement (or, in the case of an Affiliate of a Lender, the Person affiliated therewith ceases to be a Lender under the Credit Agreement).
     “Securities Act” means the Securities Act of 1933, as amended.
     “UCC” means the Uniform Commercial Code as from time to time in effect in the State of Texas; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Secured Creditors’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Texas, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, the effect thereof or priority and for purposes of definitions related to such provisions.
     Section 1.03 Rules of Interpretation. Section 1.04 of the Credit Agreement is hereby incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.
ARTICLE II
Grant of Security Interest
     Section 2.01 Grant of Security Interest. Each Grantor hereby pledges, assigns and transfers to the US Administrative Agent, and hereby grants to the US Administrative Agent, for the ratable benefit of the Secured Creditors, a security interest in all of the following Property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:
     (1) all Accounts;
     (2) all Chattel Paper;
     (3) all Documents;
     (4) all Equipment;
     (5) all General Intangibles;
     (6) all Instruments;
     (7) all Inventory;
     (8) all books and records pertaining to the Collateral; and
     (9) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.
Each reference to Collateral or to any relevant type or item of Property constituting Collateral shall be deemed to exclude (i) any Property owned by or assigned to the ABS Subsidiaries as permitted under the Credit Agreement; provided that, upon the transfer of such Property (owned by or assigned to any ABS Subsidiary) to a Grantor, such Property shall become Collateral, (ii) any Property subject to a Lien permitted by Section 10.02(b), (e) or (g) of the Credit Agreement, so long as such Lien is in effect, (iii) any Property owned by a member of the EPLP Group as permitted under the Credit Agreement and (iv) any Property contemplated by Section 9.07(a)(i)(B) and (C) of the Credit Agreement.
     Section 2.02 No Subrogation. Notwithstanding any payment made by any Grantor hereunder or any set-off or application of funds of any Grantor by any Secured Creditor, no Grantor shall be entitled to exercise any right of subrogation to any Secured Creditor against any Borrower or any other Grantor or any collateral security or pledge or guarantee or right of offset held by any Secured Creditor for the payment of the Obligations, nor shall any Grantor seek or be entitled to exercise any right to seek any indemnity, exoneration, participation, contribution or reimbursement from any Borrower or any other Grantor in respect of payments made by such Grantor hereunder, until all amounts owing to the Secured Creditors on account of the Obligations are irrevocably and indefeasibly paid in full in cash, no Letter of Credit is outstanding (except for Letters of Credit secured by cash collateral or one or more Support Letters of Credit as permitted in Section 2.01(b)(iii) of the Credit Agreement) and all of the Aggregate Commitments are terminated. If any amount shall be paid to any Grantor on account of such subrogation rights at any time when all of the Obligations shall not have been irrevocably and indefeasibly paid in full in cash, any Letter of Credit is outstanding (except for Letters of Credit secured by cash collateral or one or more Support Letters of Credit as permitted in Section 2.01(b)(iii) of the Credit Agreement) or any of the Aggregate Commitments are in effect, such amount shall be held by such Grantor in trust for the Secured Creditors, and shall, forthwith upon receipt by such Grantor, be turned over to the US Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the US Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in accordance with Section 11.02(c) of the Credit Agreement.
     Section 2.03 Amendments, Etc. with respect to the Obligations. Each Grantor shall remain obligated hereunder, and such Grantor’s obligations hereunder shall not be released, discharged or otherwise affected, notwithstanding that, without any reservation of rights against any Grantor and without notice to, demand upon or further assent by any Grantor (which notice, demand and assent requirements are hereby expressly waived by such Grantor), (a) any demand for payment of any of the Obligations made by any Secured Creditor may be rescinded by such Secured Creditor or otherwise and any of the Obligations continued; (b) the Obligations, the liability of any other Person upon or for any part thereof or any collateral security or pledge or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by, or any indulgence or forbearance in respect thereof granted by, any Secured Creditor; (c) any Secured Document may be amended, modified, supplemented or terminated, in whole or in part, as the Secured Creditors may deem advisable from time to time; (d) any collateral security, pledge, guarantee or right of offset at any time held by any Secured Creditor for the payment of the Obligations may be sold, exchanged, waived, surrendered or released; (e) any additional guarantors, makers or endorsers of the Obligations may from time to time be obligated on the Obligations or any additional security or collateral for the payment and performance of the Obligations may from time to time secure the Obligations; and (f) any other event shall occur which constitutes a defense or release of sureties generally. No Secured Creditor shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the pledge and security grants contained in this ARTICLE II or any Property subject thereto.
     Section 2.04 Waivers. Each Grantor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Secured Creditor upon the pledge and security grants contained in this ARTICLE II or acceptance of the pledge and security grants contained in this ARTICLE II; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the pledge and security grants contained in this ARTICLE II and no notice of creation of the Obligations or any extension of credit already or hereafter contracted by or extended to the Borrowers need be given to any Grantor; and all dealings between any Borrower and any of the Grantors, on the one hand, and the Secured Creditors, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the pledge and security grants contained in this ARTICLE II. To the extent permitted by applicable law, each Grantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Borrower or any of the Grantors with respect to the Obligations.
     Section 2.05 Pledge Absolute and Unconditional.

     (a) Except as provided in Section 8.12, each Grantor understands and agrees that the pledge and security grants contained in this ARTICLE II is, and shall be construed as, a continuing, completed, absolute and unconditional pledge and security grant, and each Grantor hereby waives any defense of a surety or guarantor or Grantor or any other obligor on any obligations arising in connection with or in respect of any of the following and hereby agrees that its obligations hereunder shall not be discharged or otherwise affected as a result of, any of the following, to the extent permitted by applicable law:
     (i) the invalidity or unenforceability of any Secured Document, any of the Obligations or any other collateral security therefor or pledge or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Creditor;
     (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower or any other Person against any Secured Creditor;
     (iii) the insolvency, bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution or lack of power of any Borrower or any other Grantor or any other Person at any time liable for the payment of all or part of the Obligations, including any discharge of, or bar or stay against collecting, any Obligation (or any part of them or interest therein) in or as a result of such proceeding;
     (iv) any sale, lease or transfer of any or all of the assets of any Borrower or any other Grantor, or any changes in the shareholders of any Borrower or the Grantor;
     (v) any change in the corporate existence (including its constitution, laws, rules, regulations or power), structure or ownership of any Grantor;
     (vi) the fact that any Collateral or Lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien, it being recognized and agreed by each of the Grantors that it is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the Collateral for the Obligations;
     (vii) the absence of any attempt to collect the Obligations or any part of them from any Grantor;
     (viii) (A) any Secured Creditor’s election, in any proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code; (B) any borrowing or grant of a Lien by the Borrowers, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code; (C) the disallowance, under Section 502 of the Bankruptcy

Code, of all or any portion of any Secured Creditor’s claim (or claims) for repayment of the Obligations; (D) any use of cash collateral under Section 363 of the Bankruptcy Code; (E) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding; (F) the avoidance of any Lien in favor of the Secured Creditors or any of them for any reason; or (G) failure by any Secured Creditor to file or enforce a claim against any Borrower or any Borrower’s estate in any bankruptcy or insolvency case or proceeding; or
     (ix) any other circumstance or act whatsoever, including any action or omission of the type described in Section 2.03 (with or without notice to or knowledge of the Borrowers or such Grantor), which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers for the Obligations, or of such Grantor under the pledge and security grants contained in this ARTICLE II, in bankruptcy or in any other instance.
     (b) When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, any Secured Creditor may, but shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as it may have against any Borrower, any other Grantor or any other Person or against any collateral security or pledge or guarantee for the Obligations or any right of offset with respect thereto, and any failure by any Secured Creditor to make any such demand, to pursue such other rights or remedies or to collect any payments from any Borrower, any other Grantor or any other Person or to realize upon any such collateral security or pledge or guarantee or to exercise any such right of offset, or any release of any Borrower, any other Grantor or any other Person or any such collateral security, guarantee or pledge or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Creditor against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
     Section 2.06 Reinstatement. The pledge and security grants contained in this ARTICLE II shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Secured Creditor upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Grantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Grantor or any substantial part of its Property, or otherwise, all as though such payments had not been made.
ARTICLE III
Representations and Warranties
     To induce the US Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder and to induce the Secured Creditors to enter into Hedging Agreements and Treasury Management Agreements with the Borrowers and their Restricted Subsidiaries (other than any ABS Subsidiary), each Grantor hereby represents and warrants to the US Administrative Agent and each Lender for itself only that:
     Section 3.01 Title; No Other Liens. Except for Permitted Liens and the security interest granted to the US Administrative Agent for the ratable benefit of the Secured Creditors pursuant to this Agreement, such Grantor is the record and beneficial owner of its respective items of the Collateral free and clear of any and all Liens and has the power to transfer each item of the Collateral in which a Lien is granted by it hereunder, free and clear of any Lien. Except with respect to Liens permitted by Section 10.02(b), (c), (e) or (g) of the Credit Agreement, no financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the US Administrative Agent, for the ratable benefit of the Secured Creditors, pursuant to this Agreement or the Security Instruments or as are filed to secure Liens permitted by Section 10.02 of the Credit Agreement.
     Section 3.02 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon the completion of the filings and the other actions specified on Schedule 2 constitute valid perfected security interests in all of the Collateral in favor of the US Administrative Agent, for the ratable benefit of the Secured Creditors, as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof, except, in each case, for Liens expressly permitted by the Credit Agreement.
     Section 3.03 Grantor Information. On the date hereof, the correct legal name of such Grantor, such Grantor’s jurisdiction of organization and organizational number, and the location(s) of such Grantor’s chief executive office or sole place of business are specified on Schedule 3.
     Section 3.04 Instruments and Chattel Paper. Such Grantor has delivered to the US Administrative Agent all Collateral constituting any Instrument or Chattel Paper in excess of $5,000,000 that is required to be delivered under
     Section 4.03. No Collateral constituting Chattel Paper or Instruments contains any statement therein to the effect that such Collateral has been assigned to an identified party other than the US Administrative Agent, and the grant of a security interest in such Collateral in favor of the US Administrative Agent hereunder does not violate the rights of any other Person as a secured party.
     Section 3.05 Truth of Information; Accounts. All information with respect to the Collateral set forth in any schedule or certificate at any time heretofore or hereafter furnished by such Grantor to the US Administrative Agent is and will be true and correct in all material respects as of the date furnished. On the date hereof, the place where each Grantor keeps its records concerning the Accounts, Chattel Paper and Payment Intangibles is set forth on Schedule 4.
     Section 3.06 Governmental Obligors. As of the Initial Funding Date, none of the Account Debtors on a material portion of such Grantor’s Accounts, Chattel Paper or Payment Intangibles is a Governmental Authority.

ARTICLE IV
Covenants
     Each Grantor covenants and agrees with the US Administrative Agent and the Lenders for itself only that, from and after the date of this Agreement until the Borrower Obligations under the Credit Agreement shall have been paid in full in cash, no Letter of Credit shall be outstanding (except for Letters of Credit secured by cash collateral or one or more Support Letters of Credit as permitted in Section 2.01(b)(iii) of the Credit Agreement) and all of the Aggregate Commitments shall have terminated:
     Section 4.01 Maintenance of Perfected Security Interest; Further Documentation. Except as set forth in the Credit Agreement, including, without limitation, any merger, consolidation, liquidation, sale, assignment, transfer or other disposition permitted by Section 10.08 or 10.14 of the Credit Agreement, each Grantor agrees that:
          (a) it shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.02 and shall defend such security interest against the claims and demands of all Persons whomsoever;
          (b) it will furnish to the US Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the US Administrative Agent may reasonably request, all in reasonable detail; provided that upon any Account Debtor that is Governmental Authority having a material portion of all the Grantors’ Accounts, Chattel Paper or Payment Intangibles, taken as a whole, it will promptly furnish such statement to the US Administrative Agent and the Lenders all in reasonable detail, as the US Administrative Agent may reasonably request;
          (c) at any time and from time to time, upon the written request of the US Administrative Agent, and at the sole expense of such Grantor, it will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the US Administrative Agent may reasonably deem necessary for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC (or other similar domestic laws) in effect in any jurisdiction with respect to the security interests created hereby.
     Section 4.02 Changes in Locations, Name, Etc. Such Grantor recognizes that financing statements pertaining to the Collateral have been or may be filed where such Grantor is organized. Without limitation of Section 9.03 of the Credit Agreement or any other covenant herein, such Grantor will not cause or permit any change in (a) its corporate name, (b) its identity or corporate structure or in the jurisdiction in which it is incorporated or formed, (c) its jurisdiction of organization or its organizational identification number in such jurisdiction of organization or (d) its federal taxpayer identification number, unless, in each case, such Grantor shall have first (i) notified the US Administrative Agent of such change prior to the effective date of such change and (ii) taken all action reasonably requested by the US Administrative Agent for the purpose of maintaining the perfection and priority of the US Administrative Agent’s security interests under this Agreement. In any notice furnished pursuant to this Section 4.02, such Grantor will expressly state in a conspicuous manner that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of the US Administrative Agent’s security interest in the Collateral.
     Section 4.03 Instruments and Tangible Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper having a value in excess of $5,000,000, such Instrument or Tangible Chattel Paper shall be immediately delivered to the US Administrative Agent, duly endorsed in a manner satisfactory to the US Administrative Agent, to be held as Collateral pursuant to this Agreement.
ARTICLE V
Remedial Provisions
     Section 5.01 UCC and Other Remedies.
          (a) Upon the occurrence and during the continuance of an Event of Default, the US Administrative Agent, on behalf of the Secured Creditors, may exercise, in addition to all other rights and remedies granted to them in this Agreement, the other Loan Documents and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC or any other applicable law or otherwise available at law or equity. Without limiting the generality of the foregoing, the US Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by applicable law) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Creditor or elsewhere upon such commercially reasonable terms and conditions as it may deem advisable and at such commercially reasonable prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Any Secured Creditor shall have the right upon any such public sale or sales, and, to the extent permitted by applicable law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. If applicable to any particular item of Collateral, each Grantor further agrees, at the US Administrative Agent’s request following an acceleration of the Indebtedness under Section 11.02(a) of the Credit Agreement, to assemble the Collateral and make it available to the US Administrative Agent at places which the US Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere, unless prohibited by agreements with unaffiliated third parties. Any such sale or transfer by the US Administrative Agent either to itself or to any other Person shall, to the fullest extent permitted under applicable law, be absolutely free from any claim of right by Grantor, including any equity or right of redemption, stay or appraisal which Grantor has or may have under any rule of law, regulation or statute now existing or hereafter adopted (and such

Grantor hereby waives any rights it may have in respect thereof). Upon any such sale or transfer, the US Administrative Agent shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. The US Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.01, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the US Administrative Agent and the Secured Creditors hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with the Credit Agreement, and only after such application and after the payment by the US Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9.615 of the UCC, need the US Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the US Administrative Agent or any Secured Creditor arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.
          (b) In the event that the US Administrative Agent elects not to sell the Collateral, the US Administrative Agent retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations. Each and every method of disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner.
          (c) The US Administrative Agent may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.
     Section 5.02 Collections on Accounts, Etc. The US Administrative Agent hereby authorizes each Grantor to collect upon the Collateral that is represented by Accounts, Instruments, Chattel Paper and Payment Intangibles subject to the US Administrative Agent’s direction and control, and the US Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. Upon the request of the US Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify the Account Debtors that the applicable Accounts, Chattel Paper and Payment Intangibles have been assigned to the US Administrative Agent for the ratable benefit of the Secured Creditors and that payments in respect thereof shall be made directly to the US Administrative Agent. The US Administrative Agent may in its own name or in the name of others communicate with the Account Debtors to verify with them to its satisfaction the existence, amount and terms of any such Accounts, Chattel Paper or Payment Intangibles. Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of its Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the US Administrative Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the US Administrative Agent or any Lender of any payment relating thereto, nor shall the US Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
     Section 5.03 Proceeds. If required by the US Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Collateral composed of Accounts, Instruments, Chattel Paper and Payment Intangibles, when collected or received by each Grantor, and any other cash or non-cash Proceeds received by each Grantor upon the sale or other disposition of any Collateral, shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the US Administrative Agent if required, in a special collateral account maintained by the US Administrative Agent, subject to withdrawal by the US Administrative Agent for the ratable benefit of the Secured Parties only, as hereinafter provided, and, until so turned over, shall be held by such Grantor in trust for the US Administrative Agent for the ratable benefit of the Secured Creditors, segregated from other funds of any such Grantor. Each deposit of any such Proceeds shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit. All Proceeds (including, without limitation, Proceeds constituting collections of Accounts, Chattel Paper, Instruments) while held by the US Administrative Agent (or by any Grantor in trust for the US Administrative Agent for the ratable benefit of the Secured Creditors) shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided. At such intervals as may be agreed upon by each Grantor and the US Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the US Administrative Agent’s election, the US Administrative Agent shall apply all or any part of the funds on deposit in said special collateral account on account of the Obligations in such order as the US Administrative Agent may elect, and any part of such funds which the US Administrative Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the US Administrative Agent to each Grantor or to whomsoever may be lawfully entitled to receive the same.
     Section 5.04 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its obligations and the fees and disbursements of any attorneys employed by the US Administrative Agent or any Secured Creditor to collect such deficiency.
     Section 5.05 Non-Judicial Enforcement. The US Administrative Agent may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, each Grantor expressly waives any and all legal rights which might otherwise require the US Administrative Agent to enforce its rights by judicial process.
ARTICLE VI
The US Administrative Agent

     Section 6.01 US Administrative Agent’s Appointment as Attorney-in-Fact, Etc.
          (a) Anything in this Section 6.01(a) to the contrary notwithstanding, the US Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.01(a) unless an Event of Default shall have occurred and be continuing. Each Grantor hereby irrevocably constitutes and appoints the US Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the US Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:
               (i) unless being disputed under Section 9.03(a) of the Credit Agreement, pay or discharge Taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement or any other Loan Document and pay all or any part of the premiums therefor and the costs thereof; and
               (ii) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the US Administrative Agent or as the US Administrative Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due with respect to any Collateral and commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (D) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (E) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the US Administrative Agent may deem appropriate; and (F) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the US Administrative Agent were the absolute owner thereof for all purposes, and do, at the US Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the US Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the US Administrative Agent’s and the Secured Creditors’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
          (b) If any Grantor fails to perform or comply with any of its agreements contained herein within the applicable grace periods, the US Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

          (c) The reasonable expenses of the US Administrative Agent incurred in connection with actions undertaken as provided in this Section 6.01, together with interest thereon at a rate per annum equal to the Post-Default Rate, but in no event to exceed the Highest Lawful Rate, from the date of payment by the US Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the US Administrative Agent on demand.
          (d) All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
     Section 6.02 Duty of US Administrative Agent. The US Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9.207 of the UCC or otherwise, shall be to deal with it in the same manner as the US Administrative Agent deals with similar Property for its own account and shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral. To the fullest extent permitted under applicable law, neither the US Administrative Agent, any Secured Creditor nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the US Administrative Agent and the Secured Creditors hereunder are solely to protect the US Administrative Agent’s and the Secured Creditors’ interests in the Collateral and shall not impose any duty upon the US Administrative Agent or any Secured Creditor to exercise any such powers. The US Administrative Agent and the Secured Creditors shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. To the fullest extent permitted by applicable law, the US Administrative Agent shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against any Grantor or other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters. Each Grantor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the US Administrative Agent or any Secured Creditor to proceed against any Grantor or other Person, exhaust any Collateral or enforce any other remedy which the US Administrative Agent or any Secured Creditor now has or may hereafter have against each Grantor, any Grantor or other Person.
     Section 6.03 Filing of Financing Statements. Pursuant to the UCC and any other applicable law, each Grantor authorizes the US Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the US Administrative Agent reasonably determines appropriate to perfect the security interests of the US Administrative Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.
     Section 6.04 Authority of US Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the US Administrative Agent under this Agreement with respect to any action taken by the US Administrative Agent or the exercise or non-exercise by the US Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the US Administrative Agent and the Secured Creditors, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the US Administrative Agent and the Grantors, the US Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Creditors with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
ARTICLE VII
Subordination of Indebtedness
     Section 7.01 Subordination of All Grantor Claims. As used herein, the term “Grantor Claims” shall mean all debts and obligations of the Borrowers or any other Grantor to any other Grantor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by. Except for payments permitted by the Credit Agreement, after and during the continuation of an Event of Default, no Grantor shall receive or collect, directly or indirectly, from any obligor in respect thereof any amount upon the Grantor Claims.
     Section 7.02 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving any Grantor, the US Administrative Agent on behalf of the US Administrative Agent and the Secured Creditors shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Grantor Claims. Each Grantor hereby assigns such dividends and payments to the US Administrative Agent for the benefit of the US Administrative Agent and the Secured Creditors for application against the Obligations as provided under the Credit Agreement. Should any Agent or Secured Creditor receive, for application upon the Obligations, any such dividend or payment which is otherwise payable to any Grantor, and which, as between such Grantors, shall constitute a credit upon the Grantor Claims, then upon payment in full in cash of the Obligations, the expiration of all Letters of Credit outstanding under the Credit Agreement (except for Letters of Credit secured by cash collateral or one or more Support Letters of Credit as permitted in Section 2.01(b)(iii) of the

Credit Agreement) and the termination of all of the Aggregate Commitments, the intended recipient shall become subrogated to the rights of the US Administrative Agent and the Secured Creditors to the extent that such payments to the US Administrative Agent and the Lenders on the Grantor Claims have contributed toward the liquidation of the Obligations, and such subrogation shall be with respect to that proportion of the Obligations which would have been unpaid if the US Administrative Agent and the Secured Creditors had not received dividends or payments upon the Grantor Claims.
     Section 7.03 Payments Held in Trust. In the event that notwithstanding Section 7.01 and Section 7.02, any Grantor should receive any funds, payments, claims or distributions which is prohibited by such Sections, then it agrees: (a) to hold in trust for the US Administrative Agent and the Secured Creditors an amount equal to the amount of all funds, payments, claims or distributions so received and (b) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the US Administrative Agent, for the benefit of the Secured Creditors; and each Grantor covenants promptly to pay the same to the US Administrative Agent.
     Section 7.04 Liens Subordinate. Each Grantor agrees that, until the Obligations are paid in full in cash, no Letter of Credit shall be outstanding (except for Letters of Credit secured by cash collateral or one or more Support Letters of Credit as permitted in Section 2.01(b)(iii) of the Credit Agreement) and the termination of all of the Aggregate Commitments, any Liens securing payment of the Grantor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Obligations, regardless of whether such encumbrances in favor of such Grantor, the US Administrative Agent or any Secured Creditor presently exist or are hereafter created or attach. Without the prior written consent of the US Administrative Agent, no Grantor, during the period in which any of the Obligations are outstanding or the Aggregate Commitments are in effect, shall (a) exercise or enforce any creditor’s right it may have against any debtor in respect of the Grantor Claims or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien held by it that secures Grantor Claims.
     Section 7.05 Notation of Records. Upon the request of the US Administrative Agent, all promissory notes and all accounts receivable ledgers or other evidence of the Grantor Claims accepted by or held by any Grantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.
ARTICLE VIII
Miscellaneous
     Section 8.01 Waiver. No failure on the part of the US Administrative Agent or any Secured Creditor to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, privilege or remedy or any abandonment or discontinuance of steps to enforce such right, power, privilege or remedy under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, privilege or remedy under this Agreement or any other Loan Document preclude or be construed as a waiver of any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. The remedies provided herein are cumulative and not exclusive of any remedies provided by law or equity
     Section 8.02 Notices. All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 13.02 of the Credit Agreement; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on Schedule 1.
     Section 8.03 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 13.04 of the Credit Agreement.
     Section 8.04 Successors and Assigns. The provisions of this Agreement shall be binding upon the Grantors and their successors and permitted assigns and shall inure to the benefit of the US Administrative Agent and the Secured Creditors and their respective successors and permitted assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the US Administrative Agent and the Lenders unless otherwise permitted by the terms of the Credit Agreement or this Agreement, and any such purported assignment, transfer or delegation shall be null and void.
     Section 8.05 Survival; Revival; Reinstatement.
          (a) All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document to which it is a party shall be considered to have been relied upon by the US Administrative Agent, the other Agents, the Issuing Bank and the Lenders and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the US Administrative Agent, the other Agents, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Credit Agreement is outstanding and unpaid or any Letter of Credit is outstanding (except for Letters of Credit secured by cash collateral or one or more Support Letters of Credit as permitted in Section 2.01(b)(iii) of the Credit Agreement) and so long as the Aggregate Commitments have not expired or terminated.
          (b) To the extent that any payments on the Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the US Administrative Agent’s and the Secured Creditors’ Liens, security interests, rights, powers and remedies under this Agreement and each other Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Grantors shall take such action as may be reasonably requested by the US Administrative Agent and the Secured Creditors to effect such reinstatement.
     Section 8.06 Counterparts; Integration; Effectiveness; Conflicts.
          (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
          (b) This Agreement and the other Loan Documents embody the entire agreement and understanding between the parties and supersede all other agreements and understandings between such parties relating to the subject matter hereof and thereof. This Agreement and the Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
          (c) This Agreement shall become effective when it shall have been executed by the US Administrative Agent and when the US Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto, the Lenders and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
          (d) In the event of a conflict between the provisions hereof and the provisions of the Credit Agreement, the provisions of the Credit Agreement shall control.
     Section 8.07 Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     Section 8.08 Governing Law; Submission to Jurisdiction.
          (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.
          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS IN HOUSTON, TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY

OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.
          (c) EACH GRANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH GRANTOR AT ITS ADDRESS SET FORTH ON SCHEDULE 1 HERETO OR AS UPDATED FROM TIME TO TIME, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.
          (d) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE US ADMINISTRATIVE AGENT OR ANY LENDER OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE GRANTORS IN ANY OTHER JURISDICTION.
          (e) EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY SECURITY INSTRUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OF THE US ADMINISTRATIVE AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE SECURITY INSTRUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 8.08.
     Section 8.09 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
     Section 8.10 Acknowledgments. Each Grantor hereby acknowledges that:
          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

          (b) neither the US Administrative Agent nor any Secured Creditor has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the US Administrative Agent and Secured Creditors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;
          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Creditors or among the Grantors and the Secured Creditors; and
          (d) Each of the parties hereto specifically agrees that it has a duty to read this Agreement, the Security Instruments and the other Loan Documents and agrees that it is charged with notice and knowledge of the terms of this Agreement, the Security Instruments and the other Loan Documents; that it has in fact read this Agreement, the Security Instruments and the other Loan Documents and is fully informed and has full notice and knowledge of the terms, conditions and effects thereof; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the Security Instruments; and has received the advice of its attorney in entering into this Agreement and the Security Instruments; and that it recognizes that certain of the terms of this Agreement and the Security Instruments result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”
     Section 8.11 Additional Grantor. Each Subsidiary that is required to become a party to this Agreement pursuant to Section 9.07(a) of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Supplement in the form of Annex I hereto and shall thereafter have the same rights, benefits and obligations as a Grantor party hereto on the date hereof.
     Section 8.12 Releases.
          (a) Full Release. The grant of a security interest hereunder and all of rights, powers and remedies in connection herewith shall remain in full force and effect until the US Administrative Agent has (i) retransferred and delivered all Collateral in its possession to the Grantors and (ii) executed a written release or termination statement and reassigned to the Grantors without recourse or warranty any remaining Collateral and all rights conveyed hereby in accordance with the next sentence. Pursuant to the satisfaction of the conditions set forth in Section 9.07(d)(iv) of the Credit Agreement or upon the complete payment of the Obligations under the Credit Agreement (except for Letters of Credit secured by cash collateral or one or more Support Letters of Credit as permitted in Section 2.01(b)(iii) of the Credit Agreement) and the compliance by the Grantors with all covenants and agreements hereof and the termination of the Aggregate Commitments, the US Administrative Agent, at the written request and expense of the Borrowers, will promptly release, reassign and transfer pursuant to Section 9.07(d) of the

Credit Agreement the Collateral to the Grantors and declare this Agreement to be of no further force or effect.
          (b) Partial Release. Notwithstanding anything contained herein to the contrary, the Grantors are authorized to release pursuant to Section 9.07(d) of the Credit Agreement any Collateral that is Transferred in compliance with Sections 10.08 and 10.14 of the Credit Agreement at which point the liens and security interests shall terminate with respect to such Collateral and this Agreement shall have no further force or effect with respect to such released Collateral; provided that so long as the lien in favor of the US Administrative Agent continues in the proceeds of such Transfer of such Collateral, or to the extent such Collateral is Transferred to any Borrower or any Subsidiary Guarantor, such lien continues in such Collateral.
          (c) Retention in Satisfaction. Except as may be expressly applicable pursuant to Section 9.620 of the UCC, no action taken or omission to act by the US Administrative Agent or the Secured Creditors hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until the US Administrative Agent and the Secured Creditors shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is provided in Section 8.12(a).
     Section 8.13 Acceptance. Each Grantor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of the US Administrative Agent and the Secured Creditors being conclusively presumed by their request for this Agreement and delivery of the same to the US Administrative Agent.
[Signatures Begin Next Page]

     IN WITNESS WHEREOF, each of the undersigned has caused this Collateral Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:	EXTERRAN HOLDINGS, INC.

	By:	/s/ J. Michael Anderson

Name: J. Michael Anderson
Title: Senior Vice President

EXTERRAN, INC.

	By:	/s/ J. Michael Anderson

Name: J. Michael Anderson
Title: Senior Vice President

EXTERRAN ENERGY SOLUTIONS, L.P.

	By:	HANOVER COMPRESSION GENERAL HOLDINGS LLC,
its general partner

	By:	/s/ Brian A. Matusek

Name: Brian A. Matusek
Title: President and Manager

EI LEASING LLC

	By:	EXTERRAN, INC.,
its sole member

	By:	/s/ J. Michael Anderson

Name: J. Michael Anderson
Title: Senior Vice President
Signature Page — US Collateral Agreement

UCI MLP LP LLC

By:	/s/ Pamela A. Jasinski

Name: Pamela A. Jasinski
Title: Manager
Signature Page — US Collateral Agreement

Acknowledged and Agreed to as
of the date hereof by:

US ADMINISTRATIVE AGENT:	WACHOVIA BANK, NATIONAL ASSOCIATION

	By:	/s/ Todd Schanzlin

Name: Todd Schanzlin
Title: Director
Acknowledgment Page — US Collateral Agreement

Annex I
Supplement
     This SUPPLEMENT, dated as of [ ], 200[ ], made by [ ], a [ ] (the “Additional Grantor”), in favor of Wachovia Bank, National Association, as US administrative agent (in such capacity, the “US Administrative Agent”) for the lenders and other financial institutions (the “Lenders”) from time to time party to the Credit Agreement (defined below) and, in the case of any Secured Hedging Agreement or any Secured Treasury Management Agreement referred to in the Collateral Agreement (defined below), any Lender Affiliate (as defined in the Credit Agreement). All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.
W I T N E S S E T H:
     WHEREAS, Exterran Holdings, Inc., a Delaware corporation (the “US Borrower”) and Exterran Canada, Limited Partnership, a Nova Scotia limited partnership (the “Canadian Borrower” and together with the US Borrower, the “Borrowers”), the Administrative Agents, the Lenders and the other Agents party thereto have entered into a Senior Secured Credit Agreement dated August 20, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);
     WHEREAS, in connection with the Credit Agreement the US Borrower and certain of its Affiliates (other than the Additional Grantor) (each a “Grantor”) have entered into the US Collateral Agreement, dated as of August 20, 2007 (as amended, supplemented or otherwise modified from time to time, the “Collateral Agreement”) in favor of the US Administrative Agent for the benefit of the Secured Creditors;
     WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Collateral Agreement; and
     WHEREAS, the Additional Grantor has agreed to execute and deliver this Supplement in order to become a party to the Collateral Agreement;
     NOW, THEREFORE, IT IS AGREED:
     1. Collateral Agreement. By executing and delivering this Supplement, the Additional Grantor, as provided in Section 8.11 of the Collateral Agreement, hereby becomes a party to the Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, (a) hereby expressly assumes all obligations and liabilities of a Grantor thereunder and (b) expressly hereby pledges, assigns and transfers to the US Administrative Agent, and hereby grants to the US Administrative Agent, for the ratable benefit of the Secured Creditors, a security interest in all of the Collateral now owned or at any time hereafter acquired by such Additional Grantor or in which such Additional Grantor now has or at any time in the future may acquire any right, title or interest, as collateral security for the prompt and complete payment and

Annex I - 1

performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. The information set forth in Annex 1 hereto is hereby added to the information set forth in Schedules 1 through 3 to the Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties as they relate to such Grantor or to the Loan Documents to which such Grantor is a party contained in Article III of the Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Supplement) as if made on and as of such date except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of such date, such representations and warranties shall continue to be true and correct as of such specified earlier date.
     2. Governing Law. This Supplement shall be governed by, and construed in accordance with, the laws of the State of Texas.
     IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Annex I - 2

Schedule 1
NOTICE ADDRESSES OF GRANTORS
Exterran Holdings, Inc.
4444 Brittmoore Rd.
Houston, Texas 77041
Exterran, Inc.
4444 Brittmoore Rd.
Houston, Texas 77041
Exterran Energy Solutions, Inc.
4444 Brittmoore Rd.
Houston, Texas 77041
EI Leasing LLC
4444 Brittmoore Rd.
Houston, Texas 77041

Schedule 1 - 1

Schedule 2
FILINGS AND OTHER ACTIONS
REQUIRED TO PERFECT SECURITY INTERESTS
1.	Filing of UCC-1 Financing Statements with respect to the Collateral with the Secretary of State of the State of Texas and with the Secretary of State of the State of Delaware.

Schedule 2 - 1

Schedule 3
LOCATION OF JURISDICTION OF ORGANIZATION
AND CHIEF EXECUTIVE OFFICE
Legal name of Grantor: Exterran Holdings, Inc.
Address: 4444 Brittmoore Road, Houston, Texas 77041
Jurisdiction of organization: Delaware
Organizational number: 4295474
Location of chief executive office or sole place of business: see address above
Legal name of Grantor: Exterran, Inc.
Address: 4444 Brittmoore Road, Houston, Texas 77041
Jurisdiction of organization: Texas
Organizational number: 0012182200
Location of chief executive office or sole place of business: see address above
Legal name of Grantor: Exterran Energy Solutions, L.P.
Address: 4444 Brittmoore Road, Houston, Texas 77041
Jurisdiction of organization: Delaware
Organizational number: 3326660
Location of chief executive office or sole place of business: see address above
Legal name of Grantor: EI Leasing LLC
Address: 4444 Brittmoore Road, Houston, Texas 77041
Jurisdiction of organization: Delaware
Organizational number: 4229417
Location of chief executive office or sole place of business: see address above
Legal name of Grantor: UCI MLP LP LLC
Address: 103 Foulk Road, Suite 205R, Wilmington, Delaware 19803
Jurisdiction of organization: Texas
Organizational number: 4229737
Location of chief executive office or sole place of business: see address above

Schedule 3 - 1

Schedule 4
LOCATION OF RECORDS
The location where each Grantor keeps its records concerning Accounts, Chattel Paper and Payment Intangibles is:
4444 Brittmoore Road
Houston, Texas 77041

Schedule 4 - 1